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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           INTEGRITY BANCSHARES, INC.


                                       1.

         The name of the Corporation is: "Integrity Bancshares, Inc.".

                                       2.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

         The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                       4.

         The Corporation shall have authority to issue up to Ten Million (10,000,000) shares of common stock (the "Common Stock").

                                       5.

         The initial registered office of the Corporation shall be at 11130 State Bridge Road, Alpharetta, Fulton County, Georgia 30022. The initial registered agent of the Corporation at such address shall be Steven M. Skow.

                                       6.

         The mailing address of the initial principal office of the Corporation is 11130 State Bridge Road, Alpharetta, Georgia 30022.

                                       7.

         (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II, and Class III which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office of each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                                       8.

         (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       9.

         (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors; and the Board of Directors may remove a director for cause by the affirmative vote of a majority of all the directors then in office.

         (c) For the purpose of this Article 9, a director of the Corporation may be removed for cause if: (i) the director had been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; (iii) the director is adjudicated an incompetent by a court; (iv) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interest of the Corporation; or (v) the director was an employee or duly elected officer of the Corporation or any of its subsidiaries and was discharged or resigned at the request of the Board of Directors of the Corporation or of any of its subsidiaries for reasons relating to the performance of his or her duties as an employee or officer of the Corporation or any of its subsidiaries.

         (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       10.

         The initial Board of Directors of the Corporation shall consist of ten
(10) members. The members, their addresses and classes for purposes of Article 7 are follows:




NAME AND ADDRESS                                                                         CLASS
----------------                                                                         -----

James E. Bridges                                                                           I
3030 Castle Pines Dr.
Duluth, GA  30097

Johnny E. Cunningham                                                                       I
3408 S. Arkansas
Russellville, AR  72801

NAME AND ADDRESS                                                                         CLASS
----------------                                                                         -----

Clint Day                                                                                  I
10775 Bell Road
Duluth, GA  30097

Kent Lee Hannah                                                                           II
52 Lewellen Drive
Marietta, GA  30064

Don C. Hartsfield                                                                         II
8340 Lanier Drive
Cumming, GA  30041

Richard H. Peden, Sr.                                                                     II
4645 Candacraig
Alpharetta, GA  30022

Charles J. Puckett                                                                        III
3844 Hwy. 166
Douglasville, GA  30135

Gerald Oneal ("Neal")  Reynolds                                                           III
95 Old Stratton Chase
Atlanta, GA  30328

Steven M. Skow                                                                            III
8900 Glenn Ferry Dr.
Alpharetta, GA  30022

Andrew E. Wolf                                                                            III
8160 Sentinae Chase Dr.
Roswell, GA  30076

                                       11.

         (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

                  (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                  (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) the types of liability set forth in Section 14-2-832 of the Code dealing with unlawful distributions of corporate assets to shareholders; or

                  (iv) any transaction from which the director derived an improper personal benefit.

         (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       12.

         Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                       13.

         (a) Except as set forth in subparagraph (b) of this Article, the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

                  (i) any merger or share exchange of the Corporation with or into any other corporation; or

                  (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity.

         (b) The provisions of this Article shall not apply to any merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation if more than two-thirds (2/3) of the directors of the Corporation then in office have approved any such transaction.

         (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       14.

         (a) In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       15.

         Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


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                                       16.

         The name and address of the incorporator of the Corporation is:

                           Steven M. Skow
                           11130 State Bridge Road
                           Alpharetta, Georgia 30022


         IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed this 9th day of November, 1999.



                                               /s/ T. Kennerly Carroll, Jr.
                                             ------------------------------
                                             T. Kennerly Carroll, Jr.
                                             Attorney for the Incorporator

MILLER & MARTIN LLP
1275 Peachtree Street, N.E.
Seventh Floor
Atlanta, Georgia 30309-3576
(404) 962-6100